As filed with the Securities and Exchange Commission on December 21, 2005
Registration No. 333-118832 and 333-118832-01

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post–Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEQUOIA MORTGAGE FUNDING CORPORATION (Exact Name of Co-registrant as Specified in Its Charter)	SEQUOIA RESIDENTIAL FUNDING, INC. (Exact Name of Co-registrant as Specified in Its Charter)

Delaware (State of Incorporation)	91-1771827 (I.R.S. Employer Identification Number)	Delaware (State of Incorporation)	35-2170972 (I.R.S. Employer Identification Number)

One Belvedere Place
Mill Valley, California 94941
(415) 389-7373
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-registrant’s Principal Executive Offices)

George E. Bull III
One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of Agent for Service)

copies to:
Phillip R. Pollock, Esq.
Tobin & Tobin
500 Sansome Street, 8th Floor
San Francisco, California 94111
(415) 433-1400

Approximate date of commencement of proposed sale to public:
      From time to time after the effective date of this Registration Statement as determined by market conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement is being filed for the purpose of including the additional Item 17 undertakings required by Regulation AB. In addition, this Post-Effective Amendment includes a prospectus supplement that (i) updates the Prospectus relating to offerings of securities registered under the Registration Statement and (ii) relates to offerings of such securities with an initial bona fide offer after December 31, 2005, in contemplation of the requirements of Rule 312(a)(1) of Regulation S-T.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 17, 2004)
SEQUOIA MORTGAGE FUNDING CORPORATION
OR
SEQUOIA RESIDENTIAL FUNDING, INC.
DEPOSITOR
ASSET-BACKED SECURITIES
(ISSUABLE IN SERIES)
The discussion under the caption “Available Information” in the prospectus dated September 17, 2004, is hereby updated to include the following additional language:

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to Item 1105 of Regulation AB through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.
December 21, 2005

Item 16.     Exhibits.

24.1	—	Powers of Attorney.****

****	Previously filed.
Item 17.     Undertakings.
A.     Undertaking in respect of indemnification.
      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of each co-registrant pursuant to the provisions described above in Item 15, or otherwise, each co-registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B.     Undertaking pursuant to Rule 415.
      Each co-registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, That:

(A) Paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (B)(1)(i), (B)(1)(ii) and (B)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (B)(1)(i) and (B)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Undertaking with respect to determining liability under the Securities Act of 1933 to any purchaser.

(i) Undertaking pursuant to Rule 430B.

Each co-registrant hereby undertakes that:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) Undertaking with respect to determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities.

Each of the undersigned co-registrants undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

C.     Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.
      Each of the undersigned co-registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
D.     Undertaking pursuant to Rule 430A under the Securities Act of 1933:
      Each of the undersigned co-registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.     Undertaking in respect of qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings.
      Each co-registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.
F.     Undertaking with respect to filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.
      Each of the co-registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
G.     Undertaking with respect to filings regarding asset-backed securities that provide certain information through an internet web site.
      Each of the co-registrants hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, each of the undersigned co-registrants hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post–effective amendment on Form S-3 and has duly caused this post–effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California on the 21st day of December, 2005.

Sequoia Mortgage Funding Corporation	Sequoia Residential Funding, Inc.

By /s/ Douglas B. Hansen Douglas B. Hansen President	By /s/ Douglas B. Hansen Douglas B. Hansen President
      Each co-registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities “investment grade securities” pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.
      Pursuant to the requirements of the Securities Act of 1933, this post–effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ George E. Bull III* George E. Bull III		Chairman of the Board of Directors (Principal Executive Officer)	December 21, 2005

/s/ Douglas B. Hansen* Douglas B. Hansen		President and Director	December 21, 2005

/s/ Harold F. Zagunis Harold F. Zagunis		Vice President, Secretary, Controller and Director (Principal Financial Officer)	December 21, 2005

/s/ Joseph Daher* Joseph Daher		Director	December 21, 2005

/s/ Henry Pilger* Henry Pilger		Director	December 21, 2005

*By:	/s/ Harold F. Zagunis Harold F. Zagunis Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, this post–effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ George E. Bull III* George E. Bull III		Chairman of the Board of Directors (Principal Executive Officer)	December 21, 2005

/s/ Douglas B. Hansen* Douglas B. Hansen		President and Director	December 21, 2005

/s/ Harold F. Zagunis Harold F. Zagunis		Vice President, Secretary, Controller and Director (Principal Financial Officer)	December 21, 2005

/s/ John Connolly IV* John Connolly IV		Director	December 21, 2005

/s/ Craig A. Severance* Craig A. Severance		Director	December 21, 2005

*By:	/s/ Harold F. Zagunis Harold F. Zagunis Attorney-in-Fact

EXHIBIT INDEX

Exhibit

24.1	—	Powers of Attorney.****

****	Previously filed.